Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Announces Two New Independent Directors, Two Director Retirements and New Committee Appointments

–	Janice (“Jan”) Fields, former McDonald’s USA President, and Nancy Killefer, former Senior Partner at McKinsey & Company, to Join the Board in January 2019

–	New Independent Directors Bring Significant Public Company Board, Retail and Consumer Experience

BLOOMFIELD HILLS, Mich., Dec. 6, 2018 -- Taubman Centers, Inc. (NYSE: TCO) today announced that the Company’s Board of Directors appointed Jan Fields and Nancy Killefer to the Board, effective January 16, 2019. Incumbent independent directors Jerome A. Chazen and Craig M. Hatkoff will resign from the Board, effective January 15, 2019, and Ms. Fields and Ms. Killefer will assume the remainder of Mr. Chazen’s and Mr. Hatkoff’s terms, that expire at the Company’s 2019 Annual Meeting.

Ms. Fields, 63, the former president of McDonald's USA, is a seasoned retail- and consumer-oriented executive with strong operational experience. From 1978 to 2012, she held several management positions of increasing responsibility at McDonald’s USA, LLC, gaining marketing, finance, supply chain, human relations, real estate, sustainability, communications, investor relations, and strategic planning experience. She left the company in 2012 after serving as president for the company’s 14,000 restaurants in the U.S. Ms. Fields was named to Forbes’ list of The World’s 100 Most Powerful Women twice, most recently in 2011, and in 2010 to Fortune’s 50 Most Powerful Women in Business list, her fourth time. Ms. Fields also brings extensive public company board and corporate governance experience, as she currently serves on the boards of Welbilt, Inc. (NYSE: WBT), where she is a member of the Compensation and Corporate Governance Committees, and Chico’s FAS, Inc. (NYSE: CHS), where she is a member of the Executive Committee and Chair of the Corporate Governance and Nominating Committee. She also previously served on the boards of Buffalo Wild Wings, Inc. and Monsanto Company.

Ms. Killefer, 65, is an experienced executive and board director. She was a senior partner at McKinsey & Company, holding a variety of leadership roles for 31 years. At McKinsey, she provided strategic counsel to a multitude of consumer, retail, healthcare and other companies in the areas of strategic planning, sales, marketing and brand building. She also created and led McKinsey's Public Sector Practice. Ms. Killefer also served in the United States Department of the Treasury as the assistant secretary for Management, chief financial officer and chief operating officer. She has significant public company board experience. She currently serves on the boards of Cardinal Health, Inc. (NYSE: CAH), where she is a member of the Human Resources and Compensation Committee, and Avon Products, Inc. (NYSE: AVP), where she is a member of the Compensation and Management Development Committee and Chair of the Nominating and Corporate Governance Committee. She previously served on the boards of CSRA Inc., Computer Sciences Corporation, and The Advisory Board Company.

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With these appointments, the Taubman Board remains at nine directors, eight of whom are independent, and seven of whom have joined the Board since April 2016. These appointments demonstrate the company’s commitment to accelerate and continue board refreshment to further strengthen the board’s composition as to relevant expertise and skillsets, achieve enhanced board diversity and reduce tenure and age. With seven director departures and additions since 2016, the average tenure of all Board members is now 4.9 years, the average tenure of the non-management directors is 2.3 years and four members of the board are women.

“We are delighted to welcome Jan and Nancy to the Board as our newest independent directors and know they will bring substantial value and insights to us from their impressive retail, consumer, leadership and governance backgrounds,” said Myron E. (“Mike”) Ullman III, Lead Director and Chair of the Nominating and Corporate Governance Committee of the Company. “On behalf of all of my fellow directors and the company, we thank Jerry and Craig for their years of dedicated service and contributions. Taubman’s Board remains focused on ensuring the Company navigates the evolving retail environment from a position of strength and drives sustainable value for all of our shareholders.”

“I have been impressed with the company’s strategy of owning, operating and developing the most productive retail assets in the U.S. regional mall sector, and I look forward to contributing to the company’s future successes,” said Ms. Fields.

“I am honored to join the Taubman Board and I look forward to contributing my knowledge, insight, and perspectives to help lead the company into the future,” said Ms. Killefer.

About Jan Fields

Ms. Fields is a member of the Board of Directors of Welbilt, Inc. (since 2018), where she is a member of the Compensation and Corporate Governance Committees. She is also a member of the Board of Directors of Chico’s FAS, Inc. (since 2013), where she is a member of the Executive Committee and Chair of the Corporate Governance and Nominating Committee. Ms. Fields previously served on the boards of Buffalo Wild Wings, Inc. (2017 to 2018), where she was Chairperson, and Monsanto Company (2008 to 2018), where she chaired the Sustainability and Corporate Responsibility Committee, and was a member of the Compensation, Nominating and Governance, and Executive Committees.

From 1978 to 2012, Jan worked for McDonald’s USA, LLC. She started as a crew member and grew to hold numerous roles, including several executive positions. From 1996 to 2000, Jan was Vice President of the company’s Pittsburgh region. From 2000 to 2002, she was Senior Vice President of Restaurant Support. From 2002 to 2003, she was Senior Vice President and Chief Support Officer of the company’s Central Division. From 2003 to 2006, she was President of the company’s Central Division. From 2006 to 2010, she was Executive Vice President and Chief Operating Officer. From 2010 to 2012, she was President.

Jan also has private and non-profit board experience, including serving on the Global Board of Trustees for the Ronald McDonald House Charities since 2012.

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About Nancy Killefer

Ms. Killefer is a member of the Board of Directors of Cardinal Health, Inc. (since 2015), where she is a member of the Human Resources and Compensation Committee. She is also a member of the Board of Directors of Avon Products, Inc. (since 2013), where she is a member of the Compensation and Management Development Committee and Chair of the Nominating and Corporate Governance Committee and previously served on the Audit Committee. Ms. Killefer previously served on the boards of CSRA Inc. (2015 to 2018), where she was the Chairperson and chaired the Executive Committee, Computer Sciences Corporation (2013 to 2015), where she chaired the Compensation Committee, and The Advisory Board Company (2013 to 2017), where she was a member of the Audit Committee.

Nancy worked for McKinsey & Company for 31 years in a variety of leadership roles, where she served a multitude of consumer, retail, restaurant, technology and other companies. From 1979 to 1997 she held various positions of increasing responsibility, including Director. From 2000 to 2007 she was Managing Partner of the company’s Washington, DC Office. From 2005 to 2012, Nancy served as the founder and Senior Partner of McKinsey's Public Sector Practice. From 2000 to 2012 she was on the Shareholders Committee, the company's governing board, where she chaired the People Committee. She also served on the McKinsey's Professional Standards Committee, the Client Service Risk Committee, and the Director's Review Committee.

From 1997 to 2000, Nancy served in the United States Department of the Treasury as the assistant secretary for Management, chief financial officer and chief operating officer.

Nancy served as a Board Member for the Partnership for Public Service from 2009 to 2014 and the National Trust for Historic Preservation from 2005 to 2014. She has also served on a number of U.S. government boards. She served on the Defense Business Board from 2014 to 2018 and was the Vice Chair. From 2000 to 2005 she served on the IRS Oversight Board and was Chairperson from 2002 to 2005. Nancy received a M.S. in management from Massachusetts Institute of Technology and a B.A. in economics from Vassar College.

Committee Appointments

Following the addition of Ms. Fields and Ms. Killefer and a review of the Board’s committee compositions, the Company also announced several new committee appointments.

Mayree C. Clark, who joined the Taubman Board in January 2018, was named Chair of the Board’s Compensation Committee. Ms. Fields and Cia Buckley Marakovits, who joined the Taubman Board in December 2016, were also appointed to the Board’s Compensation Committee.

Ms. Killefer and Jonathan Litt, who joined the Taubman Board in June 2018, were appointed to the Board’s Audit Committee.

Ms. Clark and Michael J. Embler, who joined the Taubman Board in January 2018, were appointed to the Board’s Nominating and Corporate Governance Committee.

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About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:

Ryan Hurren, Taubman, Vice President, Investor Relations, Interim Chief Accounting Officer 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com